Exhibit 4.28

Equity Transfer and VIE Termination Agreement

This Equity Transfer and VIE Termination Agreement (referred to as "The Agreement") is signed by the following parties on November 22, 2019:

Party A:	Feng Hui Ding Xin (Beijing) Financial Consulting Co., Limited (referred to as "WFOE"), a limited liability company established and existing under the laws of the People's Republic of China, the unified social credit code is: XXXXXXXXXXXXXXXXX, the registered address is Pingfang, Building 1 South, Ditanbeili East, Dongcheng District, Beijing

Party B:	Urumqi Fenghui Direct Lending Co., Ltd. (referred to as "Fenghui Direct Lending"), a limited liability company established and existing under the laws of the People's Republic of China, the unified social credit code is: XXXXXXXXXXXXXXXXX, the registered address is 11th Floor, No. 437, Weixing Road, Urumqi Economic and Technological Development Zone, Xinjiang

Party C:	Li Jingping, [Chinese citizen], ID card number: XXXXXXXXXXXXXXXXX

Xinjiang Ruide Lighting Co., Ltd., a limited liability company established and existing under the laws of the People's Republic of China, the unified social credit code is: XXXXXXXXXXXXXXXXX, the registered address is Room 10, 6th Floor, Building 2, No. 499 Weixing Road, Urumqi Economic and Technological Development Zone, Xinjiang

Xinjiang Shenghe Dairy Co., Ltd., a limited liability company established and existing under the laws of the People's Republic of China, the unified social credit code is: XXXXXXXXXXXXXXXXX, the registered address is No. 23 Yinquan Street, Industrial Park, Toutunhe District, Urumqi, Xinjiang

Xinjiang Huajun Energy Saving Equipment Co., Ltd., a limited liability company established and existing under the laws of the People's Republic of China, the unified social credit code is: XXXXXXXXXXXXXXXXX, the registered address is No.11 Xinhua South Road, Tianshan District, Urumqi, Xinjiang Yang Zhisan, [Chinese citizen], ID card number: 650103194006163235 Chen Hong, [Chinese citizen], ID card number: XXXXXXXXXXXXXXXXX

Xinjiang Xinrui Hongcheng Trading Company, a limited liability company established and existing under the laws of the People's Republic of China, the unified social credit code is: XXXXXXXXXXXXXXXXX, the registered address is Room 2105, Xinhongxin Building, No. 38 Renmin Road, Tianshan District, Urumqi, Xinjiang

Xinjiang Nuoerde Equity Investment Limited Partnership, A limited partnership established and existing under the laws of the People's Republic of China, the unified social credit code is: XXXXXXXXXXXXXXXXX, the registered address is 108 Huangshan Street, Urumqi Economic and Technological Development Zone

Xinjiang Yongji Trading Company, a limited liability company established and existing under the laws of the People's Republic of China, the unified social credit code is: XXXXXXXXXXXXXXXXX, the registered address is Office 2, Building 9, QinJun Phase 2, No. 513 Weixing Road, Urumqi Economic and Technological Development Zone

Xinjiang Shuangcheng Equity Investment Co., Ltd., a limited liability company established and existing under the laws of the People's Republic of China, the unified social credit code is: XXXXXXXXXXXXXXXXX, the registered address is Room 39, 4th Floor, No. 21, Xiamen Road, Urumqi Economic and Technological Development Zone, Xinjiang

Xinjiang Puyuan Logistics Co., Ltd., a limited liability company established and existing under the laws of the People's Republic of China, the unified social credit code is: XXXXXXXXXXXXXXXXX, the registered address is No. 1111 Wucai South Road, Industrial District, Wujiaqu City, Xinjiang

Zhang Jianfeng, [Chinese citizen], ID card number: XXXXXXXXXXXXXXXXX

Ma Shiyao, [Chinese citizen], ID card number: XXXXXXXXXXXXXXXXX

Guo Xiaoyan, [Chinese citizen], ID card number: XXXXXXXXXXXXXXXXX

Liu Yuanqing, [Chinese citizen], ID card number: XXXXXXXXXXXXXXXXX

Party D:	Zhejiang Zhongfeng Investment Management Co., Ltd. (referred to as "transferee"), a limited liability company established and existing under the laws of the People's Republic of China, the unified social credit code is: XXXXXXXXXXXXXXXXX, the registered address is Jianggan District, Hangzhou City, Zhejiang Province

The above subject individually as "Party", collectively referred to as "parties"; Party B collectively referred to as "transferer”.

Whereas,

(1) Party C is the existing shareholder of Party B, and holds a total of 100% of the equity of Party B. The current shareholding structure of Party B registered in the competent industrial and commercial department is shown in Annex I A of this agreement.

(2) on July 16, 2015, Party A, Party B, Party C (except Yang Zhisan) and Xinjiang Puzhao Technology Development Co., Ltd. (referred to as "Xinjiang Puzhao"), Qi Wen (together with Xinjiang Puzhao as "original shareholders") signed Exclusive Purchase Right Agreement (referred to as "Exclusive Purchase Right Agreement") and Equity Pledge Agreement (referred to as "Equity Pledge Agreement").

(3) on July 16, 2015, Party A and Party B signed Exclusive Business Cooperation Agreement (referred to as "Exclusive Business Cooperation Agreement").

(4) on July 16, 2015, Party C (except Yang Zhisan) and the original shareholders signed Authorization Letter (referred to as "Original Authorization Letter”).

(5) Xinjiang Puzhao, Li Jingping and Fenghui Direct Lending signed the Equity Transfer Agreement on February 16, 2017.

(6) Qi Wen, Yang Zhisan and Fenghui Direct Lending signed the Equity Transfer Agreement on May 25, 2017.

(7) Party A, Party B, Party C and the original shareholders have signed the Confirmation Letter in 2019.

(8) Li Jingping and Yang Zhisan signed the Equity Pledge Agreement with Party A and Party B respectively, on February 20, 2017.

(9) Li Jingping and Yang Zhisan signed the Authorization Letter on February 20, 2017.

(10) Now Party C intends to transfer its 100% equity of Fenghui Direct Lending to Party D according to the conditions stipulated in this Agreement. Party D agreed to purchase 100% equity of Fenghui Direct Lending held by Party C.

(11) In order to realize this equity transfer, all parties agree to terminate all powers and obligations of above-mentioned Exclusive Commercial Cooperation Agreement, Exclusive Purchase Right Agreement, Equity Pledge Agreement, Authorization Letter, New Equity Pledge Agreement, New Authorization Letter and VIE Agreement.

Whereas, in order to further promote the equity transfer and clarify the rights and obligations of parties, the parties agree as follows:

1. This equity transfer

1.1 Party C agrees to transfer 100% of Party B's holding to Party D at the price of RMB 10,000,000. Party B agrees to transfer the subject equity according to the price and conditions.

1.2 The parties agree that the transfer price should be paid to Party A in full, and Party D should pay the transfer price to Party A's account at one time within 30 days after signing this agreement, and before going through the registration procedures for the industrial and commercial change of equity transfer.

Account name: Feng Hui Ding Xin (Beijing) Financial Consulting Co., Limited
Account number: XXXXXXXXXXXXXXXXX
Bank of Account: Bank of Beijing Hepingli Sub-branch

1.3 Party B and Party C shall cooperate to terminate all rights and obligations in the VIE agreement within 30 days after the signing of this agreement. And before or at the same time as the industrial and commercial change registration procedures for this equity transfer, Party C's equity pledge is released, and the pledged industrial and commercial change registration procedures are cancelled.

1.4 The parties agree that each party shall cooperate to complete the industrial and commercial registration formalities within 30 days after the signing of the agreement, and register the underlying equity in the name of Party D or its designated third party. The ownership structure of Party B is shown in Annex 1 B.

1.5 The parties agree that Party B shall deliver all seals, Ukeys, and files related to Party B's financial, business, administrative, and historical documents to Party D after payment of all transfer prices and within 30 days of signing the agreement.

2. Termination of rights and obligations in the VIE agreement

2.1 Party A, Party B and Party C agree to terminate all the rights and obligations in the VIE agreement, and agree that all rights and obligations shall be terminated at the same time that D has paid all transfer prices to Party A.

2.2 Party A, Party B and Party C agree that when any VIE agreement is terminated, the rights and obligations will be terminated at the same time. The terminated rights and obligations of the parties include but are not limited to all the rights and obligations of Party A and Party B in the Exclusive Business Cooperation Agreement, Party A ’s equity and asset purchase rights in the Exclusive Purchase Right Agreement, and Party C ’s authorization in the Authorization Letter.

2.3 If before the termination of all rights and obligations in the VIE agreement, either party violates any clause in the VIE agreement, the other parties agree to waive the liability for breach of contract.

3. Statement and Guarantee

3.1 Each party to this agreement states and warrants to the other parties as follows, on the date this agreement is signed:

3.1.1 They are all entities or natural persons established and effectively renewed in accordance with the laws of the place where they are established; they all have the right to sign and perform this agreement in their own name and the right to bring suits and respond to suits in their own names.

3.1.2 If it is an entity, the signing and performance of this agreement have been authorized or approved in accordance with the articles of association or other organizational documents.

3.1.3 It or its designated authorized representative has sufficient rights and authorization to sign, perform this agreement and comply with all obligations under this agreement.

3.1.4 It does not violate laws, regulations and government orders to sign and execute agreements.

3.2 For the purposes of this agreement, Party C has stated and guaranteed to Party D as follows:

3.2.1 As of the date when the subject equity is transferred to Party D, except for equity pledge, there is no right burden on the subject equity, including but not limited to equity pledge, equity right restriction, etc.

3.3 For the purpose of this agreement, Party D has stated and guaranteed to Party A and Party C as follows:

3.3.1 The transfer price paid by Party D to Party A is legally held funds.

4. Dispute Resolution

4.1 This agreement follows the laws of the People's Republic of China.

4.2 All disputes arising from this agreement shall be negotiated amicably by the parties. If the negotiation fails, they shall be submitted to the Beijing Arbitration Commission for arbitration. The place of arbitration is Beijing

5. Privacy Policy

5.1 The terms related to this equity transfer and the termination of VIE and other parties' information are confidential information and shall not be disclosed to third parties.

5.2 The provisions of Article 5.1 do not apply to the following situations:

5.2.1 Confidential information is generally known to the public and is not caused by a party's disclosure in violation of this agreement.

5.2.2 Disclosure to employees related to this equity transfer and termination of VIE.

5.2.3 Disclosure to banks, financial advisers, legal advisers or other intermediary service agencies for the purposes of this agreement.

5.2.4 Disclosures required in accordance with laws, regulations or requirements of government agencies and stock exchanges.

5.3 The effect of this article is not affected by the termination or termination of this agreement.

6. Breach and relief

6.1 Any party violating this agreement shall be responsible for compensating the contracting parties for all actual and foreseeable losses incurred due to breach of contract.

6.2 In particular, if due to the reasons of Party B or Party C, it cannot be completed within the time agreed in this agreement, all liabilities or losses arising therefrom shall be borne by Party B or Party C, and Party A shall not bear any liability for breach of contract.

6.3 In particular, if one or some of the reasons for Party C cannot complete the industrial and commercial registration procedures, the liability and losses incurred shall be borne by Party C.

6.4 The rights and remedies provided in this agreement are accumulated without excluding other rights and remedies provided by law.

6.5 The statements and guarantee are not true, accurate or complete, and do not cause the observing party to lose any right to recover the violating party.

7. Others

7.1 Taxes and fees. All taxes and fees shall be borne by all parties according to law.

7.2 Take effect. It shall come into force after being signed by the parties or authorized by them, and it is binding on the parties.

7.3 Change, termination. Changes or termination of this agreement shall be effective after being signed by all parties.

7.4 Give up power. Any party who has not exercised or partially exercised any rights shall not be deemed to waive other rights.

7.5 Invalid. If one or more terms of this Agreement and other documents related to it are deemed to be invalid, illegal or unenforceable under any applicable law, then: (1) other terms shall not be affected or damaged. (2) The parties shall replace the terms with valid, legal and enforceable terms.

7.6 Complete agreement. This agreement and its annexes constitute the complete document of this equity transfer and the termination of VIE.

7.7 Supplemental agreement. For matters not covered in this agreement, the parties may sign a supplementary agreement for agreement. In case of inconsistency, the agreement in the supplementary agreement shall prevail.

7.8 Force majeure. Due to the unforeseeable, unavoidable and insurmountable impact of objective circumstances, the agreement cannot be performed or performed on time, and valid supporting documents shall be provided within 15 days after the event. According to the degree of influence, the parties shall discuss whether to terminate the agreement, or partially exempt from liability, or postpone the performance of the agreement.

7.9 Number of copies of the agreement. There are 18 copies of this agreement, each party holds one copy, and each copy has the same legal effect.

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Appendix 1 A: The Shareholding Structure Of Fenghui Direct Lending

Appendix 1 B: The Equity Structure Of Fenghui Direct Lending After The Completion Of This Equity Transfer

(This page is the signature page of the Equity Transfer and VIE Termination Agreement)

Party A: Feng Hui Ding Xin (Beijing) Financial Consulting Co., Limited

Legal representative (signature): ___________________________________

(This page is the signature page of the Equity Transfer and VIE Termination Agreement)

Party B: Urumqi Fenghui Direct Lending Co., Ltd.

Legal representative (signature): ___________________________________

(This page is the signature page of the Equity Transfer and VIE Termination Agreement)

Party C: Li Jingping (signature): ____________________________________________

(This page is the signature page of the Equity Transfer and VIE Termination Agreement)

Party C: Xinjiang Ruide Lighting Co., Ltd.

Legal representative (signature): __________________________________

(This page is the signature page of the Equity Transfer and VIE Termination Agreement)

Party C: Xinjiang Shenghe Dairy Co., Ltd.

Legal representative (signature): ____________________________________

(This page is the signature page of the Equity Transfer and VIE Termination Agreement)

Party C: Xinjiang Huajun Energy Saving Equipment Co., Ltd.

Legal representative (signature): _______________________________________

(This page is the signature page of the Equity Transfer and VIE Termination Agreement)

Party C: Yang Zhisan (signature): ____________________________________

(This page is the signature page of the Equity Transfer and VIE Termination Agreement)

Party C: Chen Hong (signature): __________________________________________

(This page is the signature page of the Equity Transfer and VIE Termination Agreement)

Party C: Xinjiang Xinrui Hongcheng Trading Company

Legal representative (signature): _________________________________

(This page is the signature page of the Equity Transfer and VIE Termination Agreement)

Party C: Xinjiang Nuoerde Equity Investment Limited Partnership

Legal representative (signature): ______________________________________

(This page is the signature page of the Equity Transfer and VIE Termination Agreement)

Party C: Xinjiang Yongji Trading Company

Legal representative (signature): ________________________________

(This page is the signature page of the Equity Transfer and VIE Termination Agreement)

Party C: Xinjiang Shuangcheng Equity Investment Co., Ltd.

Legal representative (signature): ____________________________________

(This page is the signature page of the Equity Transfer and VIE Termination Agreement)

Party C: Xinjiang Puyuan Logistics Co., Ltd.

Legal representative (signature): ________________________________

(This page is the signature page of the Equity Transfer and VIE Termination Agreement)

Party C: Zhang Jianfeng (signature): ____________________________________

(This page is the signature page of the Equity Transfer and VIE Termination Agreement)

Party C: Ma Shiyao (signature): __________________________________

(This page is the signature page of the Equity Transfer and VIE Termination Agreement)

Party C: Guo Xiaoyan (signature): ______________________________

(This page is the signature page of the Equity Transfer and VIE Termination Agreement)

Party C: Liu Yuanqing (signature): ______________________________

(This page is the signature page of the Equity Transfer and VIE Termination Agreement)

Party D: Zhejiang Zhongfeng Investment Management Co., Ltd.

Legal representative (signature): __________________________________

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